PURCHASE AGREEMENT

                    CENTURION VIDEO LTD.

                   HOLLYWOOD VIDEO STORES

   INDUSTRIAL BOULEVARD (HIGHWAY 158), SARALAND, ALABAMA,

                             AND

              HIGHWAY 190, COVINGTON, LOUISIANA



      This Purchase Agreement (the "Agreement") entered into and effective as of the 8 day of October, 1998, by and between Centurion Video Ltd. (the "Seller") and AEI Fund Management, Inc., a Minnesota corporation, or its assigns (the "Buyer").

1. Property. Seller holds an undivided 100% interest in the fee title to that certain real property legally described  in  the  attached Exhibit  "A"  (the  "Parcels").
Seller wishes to sell and Buyer wishes to purchase the Parcels and all improvements thereon developed as Hollywood Video stores (the "Improvements") on the Parcels (the Parcels and the Improvements collectively, the "Property" or "Properties").

2. Lease. The Properties are being sold subject to existing Leases of the Properties by and between Seller, as lessor, and Hollywood Entertainment Corporation, as lessee (the "Lessee"), each dated December 15, 1997 (the " Lease" or "Leases"). Buyer shall have the right to approve each such Lease which approval shall include but shall not be limited to an Opinion of Counsel from the State in which each Property is located regarding the enforceability of the Lease, to be obtained at Buyer's expense during the First Contingency Period as hereinafter defined.

3. Closing Date. The closing date on the Buyer's purchase of the Properties shall take place fifteen (15) days after the end of the First Contingency Period as herein defined, subject to the Second Due Diligence Period. (the "Closing Date").

4. Purchase Price. The purchase prices for the Properties are as follows: Saraland, Alabama $1,332,305 and Covington, Louisiana $1,291,105 (the "Purchase Prices"), which as a contingency to Buyer's obligations hereunder must each be supported by an MAI appraisal of the Property to be obtained by Buyer as described in Article 8.03 hereof. If all conditions precedent to Buyer's obligations to purchase have been satisfied, Buyer shall deposit the Purchase Prices with a title company acceptable to Buyer as described in Article 6 hereof (the "Closing Agent") on or before the Closing Date.

     Within five (5) business days of full execution of this Agreement, Buyer will deposit $25,000 (the "Earnest Money") for each Property in an escrow account with the Closing Agent. The Earnest Money will be credited against the
Purchase Price paid by Buyer at closing when and if the transaction contemplated herein closes and the sale is completed.

      The balance of the Purchase Prices shall be deposited by Buyer into an escrow account with the Closing Agent on or before the Closing Date. The Earnest Money is nonrefundable following the expiration of the First Contingency Period as set forth in paragraph 8.01.

On the Closing date Buyer shall receive an overhead/supervision reimbursement for each property as follows: Saraland, Alabama $38,805 and Covington, Louisiana $37,605. The remaining Purchase Prices shall be disbursed in accordance with this Agreement as designated herein.

5. Escrow. Escrow shall be opened by Seller with the Closing Agent upon execution of this Agreement. A copy of this Agreement will be delivered to the Closing Agent by Seller and will serve as escrow instructions together with any additional instructions required by Seller and/or Buyer or their respective counsels. Seller and Buyer agree to cooperate with the Closing Agent and sign any additional instructions reasonably required by the Closing Agent to close escrow. If there is any conflict between any other instructions and this Agreement, this Agreement shall control.

6. Title. Seller shall deliver to Buyer a commitment for an ALTA Owner's Policy of Title Insurance (ALTA owner-most recent edition), individually for each Property, issued by a nationally recognized title insurance company acceptable to Buyer (the "Title Company"), insuring marketable title in the Properties, subject only to such matters as Buyer may approve and contain such endorsements as Buyer may require, including extended coverage and owner's comprehensive coverage (the "Title Commitment" or "Title Commitments"). The Title Commitments shall show Seller as the present fee owner of the Properties and show Buyer as the fee owner to be insured.

The Title Commitments also shall include the following:

     (a) an itemization of all outstanding and pending special assessments and an itemization of taxes affecting the Properties and the tax year to which they relate;

     (b) shall state whether taxes are current and if not, show the amounts unpaid; and

     (c) the tax parcel identification numbers and whether the tax parcel includes property other than the Properties to be purchased.

      All easements, restrictions, documents and other items affecting title shall be listed in Schedule "B" of each Title Commitment. Copies of all instruments creating such exceptions must be attached to each Title Commitment.

      Buyer shall be allowed ten (10) business days after receipt of the Title Commitments and copies of all underlying documents or until the end of the First Contingency Period, whichever is later to be consistent with
Article 8.01 hereof, for examination and the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed thirty (30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder

      The Buyer shall also have ten (10) business days to review and approve any easement, lien, hypothecation or other encumbrance placed of record affecting the Properties after the date of the Title Commitments. If necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have ten (10) business days to review any such items. Such ten (10) business day review period shall commence on the date the Buyer is provided with a legible copy of the instrument creating such exception to title. The Seller agrees to inform the Buyer of any item executed by the Seller placed of record affecting the Properties after the date of the Title Commitments. If any objections are so made, the Seller shall be allowed thirty
(30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder.

7. Site Inspection. Each property has been inspected and approved by Buyer. Seller has agreed to reimburse Buyer $1,500 for inspection costs. Such reimbursement is due and payable, to Buyer, at the mutual execution of the Purchase Agreement. This reimbursement is nonrefundable in the event this transaction is terminated by either Seller or Buyer for any reason.

8.   Due Diligence and Contingency Periods.

8.01 First Due Diligence Documents and First Contingency Period. Buyer shall have until the later of thirty (30) days from the Date of the Purchase Agreement or until the end of the tenth (10th) business day after the delivery of all of the Seller provided First Due Diligence Documents (the "First Contingency Period") to conduct all of its inspections, due diligence and review to satisfy itself regarding each item, the Properties and this transaction.

Due Diligence Documents, for each Property, are to be delivered by Seller at Seller's expense unless specifically designated herein to be obtained by Buyer as described below:

     (a) The Title Commitment, of current or recent date and copies of all exceptions to title listed therein;

     (b)  Existing  ALTA  As-Built survey of  the  Property,
          dated   after   the  completion  of  the   present
          improvements on the Property, with a reliance letter from the surveyor to Buyer;

     (c)  Copies  of  the  Lease  and  all  amendments   and
          assignments thereto, Seller already provided;

     (d) Phase I environmental assessment report prepared by a company satisfactory to Buyer containing evidence that the Property complies with all federal, state and local environmental regulations, to be of current date and certified to Buyer. Seller and Buyer shall each pay one-half the cost of updating existing reports and the cost for Seller and Buyer each shall not exceed $500 per property;

     (e) Copies of the insurance certificates for Lessee as required by the Lease;

     (f)  Final   plans   and  specifications   for   the
          Improvements;

     (g) All documents Title Company deems necessary to support the authority of the persons executing any documents on behalf of the Seller or Lessee;

     (h)   Existing soils report;

     (I) Permits and licenses issued or required for the operation of the premises by Tenant, if any;

     (j)   Real estate tax statement;

     (k)   Certificate of Occupancy;

     (l) MAI appraisal, stating the value of the Property with the completed Improvements thereon to be of current date and certified to Buyer and shall be paid for and obtained by Buyer;

     (m) Seller prepared AIA Certificate of Substantial Completion executed by the general contractor and Seller certifying, to Seller as of the completion date of the Improvements, that the Improvements have been completed in accordance with the plans and specifications and the soils report for the Property and comply with all applicable building, zoning, energy, environmental laws and regulations and the Americans with Disabilities Act; and

     (n) Zoning compliance letter from the municipality or county exercising land use control over the Property in form and substance satisfactory to Buyer, to be obtained by Buyer, to be of current date and certified to Buyer.

      (All of the above described documents (a) through  (n)
are   hereinafter  collectively  the  "First  Due  Diligence
Documents").

      Buyer may cancel this Agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent prior to the end of the First Contingency Period. All due diligence documents, provided by Seller, are to be returned to Seller and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder. Such notice shall be deemed effective upon receipt by Seller.

8.02 Form of Closing Documents. Prior to the end of the First Contingency Period, Seller and Buyer shall agree on the form of the following documents, for each Property, to be delivered to Buyer on the Closing Date by Seller as set forth in Article 14 hereof:

     (a)  Special warranty deed;

     (b)  Seller's Affidavit;

     (c)  FIRPTA Affidavit;

     (d)  Assignment of the Lease;

     (e) Assignment of warranties from the party or parties constructing the Improvements on the Property;

     (g) Seller prepared AIA Certificate of Substantial Completion executed by the general contractor and Seller, certifying, to Seller as of the completion date of the Improvements, that the Improvements have been completed in accordance with the plans and specifications and the soils report for the Property and comply with all applicable building, zoning, energy, environmental laws and regulations and the Americans with Disabilities Act;

     (h)   Estoppel from Lessee;

     (I) Indemnity from Seller in favor of Buyer over representations and warranties (including but not limited to construction matters) for which the Landlord is liable under the Lease;

     (j) Any documentation modifying the Lease as may be required by Buyer and agreed to between Buyer and/or Seller and Tenant; and

     (k) The Assignments of all warranties, and if such warranties are not unassignable on their face, the written consents of the assignments thereof by the party giving the warranty from the party or parties constructing the Improvements on the Property.

In the event that Seller and Buyer, and where applicable, Lessee, do not reach mutual agreement on the form of the above described documents (a) through (k) prior to the end of the First Contingency Period, this Agreement may be terminated by either Seller or Buyer and the Earnest Money shall be returned in full to the Buyer immediately and neither party shall have any further duties or obligations to the other hereunder.

8.03  Second  Due Diligence Documents and Second Contingency
Period.

(A) As soon as available, but in any event no later than at least ten (10) business days prior to the Closing Date (the "Second Contingency Period"), Seller shall deliver to Buyer, for each Property, the following items for review and acceptance:

     (1)  Any documents or written summary of facts known to
          Seller  that  materially   change or render incomplete,
          invalid,  or inaccurate any of the First Due  Diligence
          Documents; and

     (2) Seller to provide representation to Buyer that the transaction contemplated herein does not represent a fraudulent conveyance.

     (All  of the above described documents (1) through  (2)
     are  hereinafter collectively the "Second Due Diligence
     Documents").

     Buyer shall have ten (10) business days to examine and to accept all of the above-described Second Due Diligence Documents. After Buyer's receipt and review of the Second Due Diligence Documents, Buyer may cancel this Agreement if any of the Second Due Diligence Documents are not acceptable to Buyer, in its sole discretion, by delivering a cancellation notice, as provided herein, to Seller and Closing Agent prior to the end of the Second Contingency Period. Such notice shall be deemed effective upon receipt by Seller. If Buyer so terminates this Agreement, the Earnest Money shall be returned in full to Buyer immediately and thereafter neither party shall have any further duties or obligations to the other hereunder.

       It shall be a condition precedent to BuyerOs obligations to close hereunder that there have been no material changes in any of the information reflected in the First or Second Due Diligence Documents after the date of such document and prior to closing.

      Until this Agreement is terminated or the Closing has occurred, Seller shall deliver to Buyer any documentation that comes in Seller's possession that modifies any of the First or Second Due Diligence Documents, including the
Lease, or could render any of the First or Second Due Diligence Documents materially inaccurate, incomplete or invalid. Buyer shall, in any event, have five (5) business days before the Closing Date to review any such document and, if necessary, the Closing Date shall be extended by the number of days necessary for Buyer to have five (5) business days to review any such document or documents.

      9. Closing Costs. Seller shall pay all costs of closing, including, but not limited to, the owner's title insurance commitment and policy, recording fees, escrow fees, any brokerage fees to American Asset Advisors and the costs of updating and certifying all Due Diligence Documents unless otherwise designated herein to be paid by Buyer. Each party will pay its own attorneys' fees to close this transaction. Buyer is to pay any transfer fees or mortgage registration taxes resulting from its recording of a mortgage or deed of trust on any of the Properties. Seller and Buyer shall each pay one-half the cost of updating the existing Phase I environmental reports limited to each party paying up to $500 per property.

10. Real Estate Taxes and Assessments. Seller represents to Buyer that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable on or before the Closing Date have been or will be paid in full as of the Closing Date. It is understood between Seller and Buyer that all unpaid levied and pending special assessments are paid by the Lessee and shall be the responsibility of the Lessee under the Lease after the Closing Date.

       In the event Lessee does not pay any special assessments or real estate taxes that are the responsibility of the Lessee under the Lease, Seller and Buyer agree to each pay its prorata share of said assessments or taxes as of the Closing Date.

11. Prorations. The Buyer and the Seller, as of the Closing Date, shall prorate: (i) all rent due under the Leases, (ii) ad valorem taxes, personal property taxes, charges or assignments affecting the Properties (on a calendar year basis), (iii) utility charges, including charges for water, gas, electricity, and sewer, if any, (iv) other expenses relating to the Properties which have accrued but not paid as of the Closing Date, based upon the most current ascertainable tax bill and other relevant billing information, including any charges arising under any of the encumbrances to the Property. To the extent that information for any such proration is not available on the Closing Date or if the actual amount of such taxes, charges or expenses differs from the amount used in the prorations at closing, then the parties shall make any adjustments necessary so that the prorations at closing are adjusted based upon the actual amount of such taxes, charges or expenses. The parties agree to make such reprorations as soon as possible after the actual amount of real estate taxes, charges or expenses prorated at closing becomes available.

12.   Seller's  Representations and  Warranties.   For  each
Property, Seller represents and warrants as of this date and to the best of Seller's actual knowledge that:

     (a) Except for this Agreement and the Lease between Seller and Hollywood Entertainment Corporation, it is not aware of any other agreements or leases with respect to the Property.

     (B) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder.

     (C)  Seller  does  not have any actions or  proceedings
          pending,   which  would  materially   affect   the
          Property or Lessee, except matters fully covered by insurance.

     (D) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the special warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected.

     (E) All of Seller's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to Buyer of the special warranty deed and other documents furnished in accordance with this Agreement, for a period of one (1) year and the provision hereof shall continue to inure to BuyerOs benefit and its successors and assigns.

     (F)  The  Property  is in good condition, substantially
          undamaged by fire and other hazards, and  has  not
          been   made   the  subject  of  any   condemnation
          proceeding.

     (G)  The  use and operation of the Property now  is  in
          full  compliance with applicable local, state  and
          federal   laws,   ordinances,   regulations    and
          requirements.

     (H)  These   Seller's  representations  and  warranties
          deemed  to  be true and correct as of the  Closing
          Date and shall survive the closing, for a period of one (1) year.

     (I) Seller has not caused or permitted any, and to Seller's actual knowledge, the Property is not in violation of, any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under or about the Property, including, but not limited to, soil and groundwater conditions. To Seller's actual knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from or to other property.

     (J)  The   transaction  contemplated  herein  does  not
          represent a fraudulent conveyance.

13.    Buyer's   Representations  and   Warranties.    Buyer
represents and warrants to Seller that:

     (a) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder.

     (B) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereunder will violate or be in conflict with any agreement or instrument to which Buyer is a party or by which Buyer is bound.

     (C)  These   Buyer's  representations  and   warranties
          deemed  to  be true and correct as of the  Closing
          Date and shall survive the closing.

14.  Closing.

(a) Three (3) days prior to the Closing Date, with simultaneous copy to Buyer, Seller will deposit into escrow with the Closing Agent the following documents, for each
Property:

     (1) A Special warranty deed conveying insurable title to the Property to Buyer, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (2) Estoppel letter from Lessee, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (3) Affidavit of Seller, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (4) FIRPTA Affidavit, in form and substance as agreed to between Seller and Buyer during the First
          Contingency Period;

     (5) Assignment of Lease, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (6)  Any  documentation modifying the Lease as  may  be
          required  by  Buyer and agreed  to  between  Buyer
          and/or   Seller  and  Lessee  during   the   First
          Contingency Period;

     (7) Assignments of all warranties (and the written consents of the assignments thereof by the party giving the warranty) from the party or parties constructing the Improvements on the Property;

     (8) Original insurance policy of Lessee as required by the Lease;

     (9) Copy of the final unconditional Certificate of Occupancy for the Property authorizing LesseeOs use and occupancy of the Property;

     (10) Certificate of Completion executed by the project architect, general contractor and the Seller, in form and substance as agreed to between the Seller and Buyer prior to the end of the First Contingency Period;

     (11) A down-dated title commitment for an owner's title insurance policy, reflecting only permitted exceptions approved by Buyer during the First Contingency Period and including all endorsements required by Buyer, with all Schedule C requirements, if any, removed;

     (12) Copies of any and all certificates, permits, licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements;

     (13) Project  cost  statement,  signed  by   Seller,
          itemizing,  at  a  minimum, the  following  costs:
          land acquisition, building construction and site work;

     (14) Seller indemnification from Seller to Buyer  for
          Landlord's representations and warranties  in  the
          Lease,   for  a  period  of  one  (1)  year   from
          Commencement Date of each Lease; and

     (15) The original Lease and any Amendments thereto, executed by all parties.

(B) On or before the Closing Date, Buyer will deposit the Purchase Price with the Closing Agent;

(c) Both parties will sign and deliver to the Closing Agent any other documents reasonably required by the Closing Agent and/or the Title Company.

15. Termination. This Agreement may be terminated prior to closing at Buyer's option and the Earnest Money returned to Buyer in full immediately in the event of any of the following occurrences:

     (a) Seller fails to comply with any of the terms hereof;

     (b)  A   default   exists  in  any  material  financial
          obligation of Seller or Lessee;

     (c) Any representation made or contained in any submission from Seller or Lessee, or in the Due Diligence Documents, proves to be untrue, substantially false or misleading at any time prior to the Closing Date;

     (d) There has been a material adverse change in the financial condition of Lessee or there shall be a material action, suit or proceeding pending or threatened against Seller which affects SellerOs ability to perform under this Agreement or against Lessee which affects Lessee's ability to perform under the Lease;

     (e)  Any    bankruptcy,   reorganization,   insolvency,
          withdrawal, or similar proceeding is instituted by or against Seller or Lessee;

     (f) Seller or Lessee shall be dissolved, liquidated or wound up; and

     (g) Notice given by Buyer pursuant to any right of termination herein.

16. Damages, Destruction and Eminent Domain. If, prior to the Closing Date, any one of the Properties, or any part thereof, should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement, this Agreement shall become null and void, at Buyer's option, exercised by written notice to Seller within ten (10) business days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (a) all contingencies set forth in Article 8 hereof have been satisfied, or waived; and (b) any period provided for above in Article 8 hereof for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived BuyerOs right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the respective Purchase Price, and Seller shall assign to Buyer the Seller's right, title and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of the Lessee.

      If prior to closing, any one of the Properties, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata, subject to rights of the Lessee.

     In the event that this Agreement is terminated by Buyer as provided above, the Earnest Money shall be returned to Buyer immediately after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

17. Notices. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:  Centurion Video Ltd.
               C/O Centurion Development Corp.
               5031 - F West WT Harris Boulevard
               Charlotte, North Carolina  28269
               Attention:  Jeff Wakeman
               Phone No.:  (704) 598-0056 x11

If to Buyer:   AEI Fund Management, Inc.
               1300 Minnesota World Trade Center
               30 E. 7th Street
               St. Paul, Minnesota 55101
               Attention:  Robert P. Johnson
               Phone No.: (612) 227-7333

      Notice shall be deemed received 48 hours after proper deposit in U.S. Mail, or 24 hours after proper deposit with a nationally recognized overnight courier.



18.  Miscellaneous.

a. This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement, the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Properties and the other matters described, and it supersedes any other agreement or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

b. If the transaction contemplated hereunder does not close by the Closing Date, through no fault of Buyer, Buyer may either, at it election, extend the Closing Date, exercise any remedy available to it by law, or terminate this Agreement and receive its Earnest Money back in full immediately.

c. This Agreement shall be assignable by Buyer, at its option, in whole or in part, in such manner as Buyer may determine, to an affiliate of affiliates of Buyer.

d. The Buyer and Seller each warrant to the other that American Asset Advisors is the only party which either has dealt with which would result in a claim for a commission. Seller acknowledges that Seller is solely responsible for any claim of commission that American Assets Advisors may have concerning this transaction.

e. Seller and Buyer agree that it is Seller's responsibility to continue liability under the Leases with regard to any Landlord warranty of construction through the first anniversary date of the Leases. For each Property, Seller will provide, in a form acceptable to Buyer, an indemnification of warranty of construction. For each Lease, Seller will further assist Buyer in obtaining an Estoppel from the Tenant.

      Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller. Seller has until October 12, 1998 within which time to accept this offer by signing and returning this Agreement to Buyer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.

   The remainder of this page has been intentionally left
                           blank.



      IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement effective as of the day and year above first written.


SELLER:

CENTURION VIDEO LTD.                           Attest:
By:  Centurion Development Corp.
     Its:  General Partner

     By: /s/ Jeffery R Wakeman               /s/ Marva Reddington
      Its: President                             Marva Reddington
                                                 Print Name




BUYER:

AEI FUND MANAGEMENT, INC.                    Attest:

By: /s/ Robert P Johnson                     /s/ Barbara J Kochevar
        Robert P. Johnson, its President         Barbara J Kochevar
                                                 Print Name



                         EXHIBIT "A"

               Legal Description of the Parcel

                      SARALAND, ALABAMA



Lot 1 of Wal*Mart Square, according to a plat thereof as recorded in Map Book 70, Page 25 of the Probate Court
Records, Mobile County, Alabama


                    COVINGTON, LOUISIANA

PARCEL NO. 2-1

Beginning at a point along Vendor's southerly property line, which point is also along the easterly existing right of way of La-US 190 Business and which if point were extended would intersect project centerline at highway Survey Stateion 210+39.90 and where there is a 1/2 inch iron pipe; thence proceed North 09 degrees 56' 52" East a distance of 154.76 feet to a point and corner where there is a 1/2 inch iron pipe which point is along the Vendor's notherly p roperty line, which line intersects project centerline at highway Survey Station 211+95.68;thence proceed North 55 degrees 58' 38" East a distance of 20.94 feet to a point and corner; thence proceed along the arc of a curve having radius of 1,328.24 feet (the chord which bears South 09 degrees 12' 37" West a distance of 153.75 feet) an arc distance of
153.84 feet to a point and corner which point is along Vendor's southerly property line, which if point were extended would intersect project centerline at Highway Survey Station 211+01.83 and which point is 62 feet from project centerline; thence proceed South 57 degrees 33' 28" West a distance of 23.09 feet to a point of beginning and containing a net required area of 2,720.6 square feet.


All being a portion of the same property acquired by Mose and Joyce Ellis by Act recorded March 20, 1974, COB 725, Page 724 in the records of ST. Tammany parish, Louisian, less and except conveyed by Mose and Joyce Ellis (Parcel No. 2-1) on or about March, 1998.
EXHIBIT "B"

            FINANCIAL DOCUMENTATION REQUIREMENTS

Prior to closing, the following must be received and approved by AEI, along with those items specified more fully in the Purchase Agreement:

        I. Representation, satisfactory to Buyer, that the sale of the Parcel does not constitute a fraudulent conveyance.

        II. Itemized budget of total project cost for the property to be purchased.

Items I & II above must be signed by an authorized officer
of   Seller  certifying  to  the  accuracy  thereof.   The
certification language must read as follows:

   "The  undersigned hereby certifies and  warrants
   that   the   information  contained   in   these
   documents is true and correct, understands  that
   AEI  is  relying  upon such  information  as  an
   inducement   for   entering  into   a   purchase
   transaction with the undersigned, and expressly represents that AEI may have reliance upon such information."